Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Must Haves, Inc. (the Company) on Form 10-K for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Stella Gostfrand, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2009

/s/ Stella Gostfrand
Stella Gostfrand
Principal Executive Officer
Principal Financial Officer

A signed original of this written statement required by Section 906 has been furnished to Must Haves, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.